UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

DiamondRock Hospitality Company
 (Exact name of registrant as specified in its charter)

Maryland	001-32514	20-1180098
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1500 Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 744-1150

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On May 12, 2011, a subsidiary of DiamondRock Hospitality Company (the “Company”) entered into a purchase and sale agreement to acquire the Radisson Lexington Hotel New York (the “Hotel”), a 712-room full-service hotel located in New York City, for a purchase price of $335.0 million. Upon entering into the purchase and sale agreement, the Company made a $33.5 million non-refundable deposit. The Company expects the acquisition to close within the next 30 days; however because the acquisition is subject to customary closing requirements and conditions, the Company can give no assurance that the transaction will be consummated during that time period, or at all.

The Company intends to finance the acquisition of the Hotel with existing corporate cash and a $100 million draw on its corporate credit facility.

The foregoing summary of the Company’s acquisition of the Hotel is qualified in its entirety by the full terms and conditions of the Purchase and Sale Agreement between Lexington Hotel, LLC and DiamondRock NY Lex Owner, LLC, dated as of May 12, 2011, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See Index to Exhibits attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: May 17, 2011	By: /s/ William J. Tennis
William J. Tennis Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase and Sale Agreement between Lexington Hotel, LLC and DiamondRock NY Lex Owner, LLC, dated as of May 12, 2011